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                                                                      EXHIBIT 15



August 12, 1994

Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, N.Y. 10281-1332


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries as of July 1, 1994 and for the three- and six-month periods ended July 1, 1994 and June 25, 1993 as indicated in our report dated August 12, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended July 1, 1994, is incorporated by reference in the following documents, as amended:

Filed on Form S-8:

  Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

  Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

  Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

  Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

  Registration Statement No. 33-48846 (401(k) Savings and Investment Plan)

  Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

  Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)
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  Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
    (Puerto Rico))


Filed on Form S-3:

  Debt Securities

  Registration Statement No. 33-54218

  Registration Statement No. 2-78338

  Registration Statement No. 2-89519

  Registration Statement No. 2-83477

  Registration Statement No. 33-03602

  Registration Statement No. 33-17965

  Registration Statement No. 33-27512

  Registration Statement No. 33-35456

  Registration Statement No. 33-42041

  Registration Statement No. 33-45327

  Registration Statement No. 33-49947

  Registration Statement No. 33-51489

  Registration Statement No. 33-52647

  Medium Term Notes

  Registration Statement No. 2-96315

  Registration Statement No. 33-03079

  Registration Statement No. 33-05125

  Registration Statement No. 33-09910
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  Registration Statement No. 33-16165

  Registration Statement No. 33-19820

  Registration Statement No. 33-23605

  Registration Statement No. 33-27549

  Registration Statement No. 33-38879

  Other Securities

  Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

  Registration Statement No. 33-33335 (Common Stock)

  Registration Statement No. 33-45777 (Common Stock)


We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche

New York, New York